UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2016

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
State or other jurisdiction	Commission File Number	IRS Employer
incorporation		Identification No.

4400 Route 9 South, Suite 1000, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Defi nitive Agreement.

Item 2.03           Creation of a Direct Financial Obligation.

Item 3.02           Unregistered Sales of Equity Securities.

On January 7, 2016, Medifirst Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) for the sale of convertible redeemable notes in aggregate principal amount of $251,803. On January 7, 2016, the Company and the Investor conducted the first closing under the Purchase Agreement, pursuant to which the Company issued to the Investor (i) a convertible redeemable note in principal amount of $105,000 containing an original issue discount of $20,000 (the “$105K Note”); and (ii) a convertible redeemable note in principal amount of $50,000 (the “$50K Note” and together with the $105K Note, the “Notes”). Under the Purchase Agreement, on March 15, 2016 and June 15, 2016, the Company and the Investor expect to conduct additional closing for the sale and purchase of additional notes having the same terms as the Notes in principal amounts equal to $50,000 and $46, 803, respectively.

In consideration for the issuance of the $105K Note, on January 13, 2016, the Company received net proceeds (after deducting the original issue discount and legal fees) in the amount of $75,696.69. In consideration for the issuance of the $50K Note, the Investor issued to the Company a $50,000 fully-collateralized secured promissory note (the “Investor Note”), pursuant to which the Investor agreed to pay the Company $50,000 on or before April 30, 2016.

The Notes, which are due on January 7, 2017, bear interest at the rate of 8% per annum. Subject to a beneficial ownership limitation equal to 9.99%, principal and interest on the Notes is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to 55% of the lowest trading price of Common Stock during the 20 trading day period prior to conversion.

During the first six months that the Notes are in effect, the Company has the right to prepay the Notes in an amount equal to 135% of the principal amount due plus any accrued but unpaid interest. The Notes set forth various events that would trigger default and corresponding remedies.

On January 7, 2016, the Company issued to the Investor a convertible redeemable replacement note in principal amount of $61,508.71 (the “Replacement Note”). The issuance of the Replacement Note was made in connection with the Investor’s purchase of a convertible promissory note in principal amount of $59,000 that was originally issued by the Company on June 25, 2015 (the “Original Note”). The $61,508.71 principal amount of the Replacement Note reflected the principal and accrued interest under the Original Note. The Replacement Note, which is due on January 7, 2017, may not be prepaid but otherwise contains identical provisions to that of the Notes.

The offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Purchase Agreement, the Notes and the Replacement Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Purchase Agreement, the $105K Note, $50K Note and the Replacement Note, which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, and are incorporated herein by reference.

Item 9.01          Exhibits.

Exhibits	Description
10.1	Securities Purchase Agreement, dated January 7, 2016
10.2	8% Convertible Redeemable Note due January 7, 2017
10.3	8% Convertible Redeemable Back End Note due January 7, 2017
10.4	8% Convertible Redeemable Replacement Note due January 7, 2017

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.
Dated: January 13, 2016
	By:	/s/ Bruce Schoengood
President and CEO

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Exhibits	Description
10.1	Securities Purchase Agreement, dated January 7, 2016
10.2	8% Convertible Redeemable Note due January 7, 2017
10.3	8% Convertible Redeemable Back End Note due January 7, 2017
10.4	8% Convertible Redeemable Replacement Note due January 7, 2017

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